Exhibit H(37)

INVESTMENT COMPANY PORTFOLIO JOINDER AGREEMENT

Each of the funds listed below, being represented by the undersigned, hereby agrees to become a party to, and to be bound by all of the provisions of, the Reimbursement and Security Agreement, dated September 14, 2017, by and between State Street Bank and Trust Company, a Massachusetts trust company with a place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, and the undersigned registered investment company, of which each of the funds listed below is a portfolio.

MassMutual Select Funds

MassMutual Select T. Rowe Price Retirement Balanced Fund

MassMutual Select T. Rowe Price Retirement 2005 Fund

MassMutual Select T. Rowe Price Retirement 2010 Fund

MassMutual Select T. Rowe Price Retirement 2015 Fund

MassMutual Select T. Rowe Price Retirement 2020 Fund

MassMutual Select T. Rowe Price Retirement 2025 Fund

MassMutual Select T. Rowe Price Retirement 2030 Fund

MassMutual Select T. Rowe Price Retirement 2035 Fund

MassMutual Select T. Rowe Price Retirement 2040 Fund

MassMutual Select T. Rowe Price Retirement 2045 Fund

MassMutual Select T. Rowe Price Retirement 2050 Fund

MassMutual Select T. Rowe Price Retirement 2055 Fund

MassMutual Select T. Rowe Price Retirement 2060 Fund

MassMutual Select T. Rowe Price Bond Asset Fund

MassMutual Select T. Rowe Price Emerging Markets Bond Fund

MassMutual Select T. Rowe Price International Equity Fund

MassMutual Select T. Rowe Price Large Cap Blend Fund

MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund

MassMutual Select T. Rowe Price Real Assets Fund

MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

MassMutual Select T. Rowe Price U.S. Treasury Long-Term Fund

[Signature page to follow]

MASSMUTUAL SELECT FUNDS, ON BEHALF OF EACH OF THE FUNDS SET FORTH ABOVE

By: /s/ Renee Hitchcock

Name: Renee Hitchcock

Title: CFO and Treasurer
of MassMutual Select Funds

Accepted as of January 10, 2018:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Harold O. Nichols
Harold O. Nichols
Managing Director

2